                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Libbey Inc., of our reports dated March 16, 2006, with respect to the consolidated financial statements of Libbey Inc. and Libbey Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Libbey Inc. included in the 2005 Annual Report to Shareholders of Libbey Inc.

Our audits also included the financial statement schedule of Libbey Inc. listed in Item 15(a). This schedule is the responsibility of Libbey Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 16, 2006, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration
Statements:


Form S-3            No. 333-28735          Registration and Related Prospectus for 2,000,000 shares of common stock

Form S-8            No. 33-64726           Libbey Inc. Retirement Savings Plan and the Libbey Inc.
                                           Supplemental Retirement Plan (formally known as Libbey Inc.
                                           Stock Purchase and Retirement Savings Plan and the Libbey
                                           Inc. Stock Purchase and Supplemental Retirement Plan,
                                           respectively)
                    No. 33-80448           Libbey Inc. Stock Option Plan for Key Employees
                    No. 33-98234           Libbey Inc. Amended and Restated Stock Option Plan for Key
                                           Employees
                    No. 333-49082          The 1999 Equity Participation Plan of Libbey Inc.
                    No. 333-88752          Libbey Inc. 2002 Employee Stock Purchase Plan
                    No. 333-119413         Amended and Restated 1999 Equity Participation Plan of
                                           Libbey Inc.



                                                              ERNST & YOUNG LLP


Toledo, Ohio
March 16, 2006